                                                                 EXHIBIT 10.5.13


LANDLORD:                               GRAN CENTRAL CORPORATION,
                                        a Florida corporation
                                        c/o Codina Real Estate Management, Inc.
                                        9955 N.W. 116 Way, Suite 10
                                        Medley, Florida 33178


TENANT:                                 AMERICAN AIRCARRIERS SUPPORT,
                                        INCORPORATED, A DELAWARE CORPORATION

DATE OF EXECUTION:                      8 APRIL 1999


--------------------------------------------------------------------------------


                           LEASE-INDUSTRIAL COMMERCIAL

--------------------------------------------------------------------------------


                                                           Revised form 2/5/1999

                                  LEASE SUMMARY

       The following is a summary of basic lease provisions with respect to the Lease. It is an integral part of the Lease, and terms defined or dollar amounts specified in this Summary shall have the meanings or amounts as stated, unless expanded upon in the text of the Lease and its Exhibits, which are attached to and made a part of this Summary.

       1.     Date of Lease Execution:

       2.     "Landlord":                      Gran Central Corporation

       3.     Landlord's Address:              c/o Codina Real Estate Management, Inc.
                                               9955 N.W. 116 Way, Suite 10
                                               Medley, Florida 33178
                                               Attention:  Property Manager

       4.     "Tenant":                        AMERICAN AIRCARRIERS SUPPORT,
                                               INCORPORATED, A DELAWARE CORPORATION

       5.     Tenant's Address:                AMERICAN AIRCARRIERS SUPPORT, INCORPORATED
                                               P.O. BOX 7566
                                               CHARLOTTE, NC  28241
                                               587 GREENWAY INDUSTRIAL DRIVE
                                               FORT MILLS, SC  29725

              With a copy to:                  C/O GRAY, LAYTON, KERSH, SOLOMON,
                                               SIGMON, FURR & SMITH, P.A.
                                               516 SOUTH NEW HOPE ROAD
                                               GASTONIA, NC  28053-2636
                                               ATTN:  EMILY D. HARRISON, ESQ.

                                               IF TENANT IS NO LONGER AT THE
                                               ABOVE ADDRESS, THEN NOTICE MAY BE
                                               GIVEN TO TENANT OR AAS-AMJET,
                                               INC., A FLORIDA CORPORATION, AT
                                               THE PREMISES. SERVICE OF PROCESS
                                               MAY BE MADE ON TENANT BY SERVICE
                                               OF PROCESS UPON AAS-AMJET, INC.,
                                               A FLORIDA CORPORATION, AT THE
                                               PREMISES OR AS OTHERWISE
                                               PERMITTED BY LAW.

       6.     "Guarantor":                     None, so long as AMERICAN AIRCARRIERS
                                               SUPPORT, INCORPORATED remains the Tenant

       7.     Guarantor's Address:             N/A

       8.     Premises (section 1.1):          A PORTION OF BUILDING #23, BEACON
                                               STATION AT GRAN PARK, NW 100TH ST.
                                               AND 108TH AVE, MIAMI, FLORIDA, TO BE
                                               CONSTRUCTED, COMPRISING THE WESTERLY
                                               17 BAYS, APPROXIMATELY as shown on
                                               Exhibit "A"

       9.     Building No.:                    #23, Beacon Station at Gran Park

       10.    Gross Rentable Area of           Approximately 138,005 rentable square
              Premises (section 1.1):          feet

       11.    Gross Rentable Area of           Approximately 179,832 rentable square
              Building (section 1.1):          feet

       12.    Tenant's Proportionate
              Share (section 2.3):             77%

       13.    Permitted Use of
              Premises (section 3.1):          warehousing and distribution, and
                                               related business offices, AND JET AIRCRAFT
                                               ENGINE OVERHAUL (IN CONFORMITY WITH
                                               ALL GOVERNMENTAL AND REGULATORY AND
                                               INSURANCE REQUIREMENTS) OF AAS-
                                               AMJET, INC., A FLORIDA CORPORATION
                                               WHICH IS A WHOLLY OWNED SUBSIDIARY
                                               OF TENANT.

       14.    Term of Lease (section 1.1):     TEN (10) years AND THREE (3) MONTHS
                                               "Commencement Date":THE EARLIER OF
                                               (A) SEPTEMBER 1, 1999 OR (B) THE DATE
                                               OF THE ISSUANCE OF A CERTIFICATE OF
                                               COMPLETION FOR THE PREMISES
                                               "EXPIRATION DATE": THAT DATE WHICH IS
                                               TEN (10) YEARS AND THREE (3) MONTHS
                                               AFTER THE FIRST DAY OF THE FIRST FULL
                                               CALENDAR MONTH AFTER THE
                                               COMMENCEMENT DATE

       15.    Option to Renew (Rider 1,        TWO (2) FIVE (5)-YEAR OPTIONS TO RENEW
              if applicable):                  AS DESCRIBED IN RIDER 1 TO THIS LEASE.


       16.    "Minimum Rent" (section 2.2):    the following rent, plus sales tax


LEASE YEAR (OR             ANNUAL MINIMUM           ANNUAL               MONTHLY PAYMENT
PORTION THEREOF)           RENT RATE PER            MINIMUM RENT         (PLUS SALES TAX)
                           SQUARE FOOT
-----------------------------------------------------------------------------------------
           1                    $6.10              $841,830.50           $70,152.54
           2                    $6.31              $870,811.55           $72,567.63
           3                    $6.53              $901,172.65           $75,097.72
           4                    $6.76              $932,913.80           $77,742.82
           5                    $7.00              $966,035.00           $80,502.92
           6                    $7.25            $1,000,536.25           $83,378.02
           7                    $7.50            $1,035,037.50           $86,253.13
           8                    $7.76            $1,070,918.80           $89,243.23
           9                    $8.03            $1,108,180.15           $92,348.35
          10                    $8.31            $1,146,821.55           $95,568.46
   11 (three months)            $8.60            $1,186,843.00           $98,903.58]
-----------------------------------------------------------------------------------------

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, PROVIDED THIS LEASE IS THEN IN GOOD STANDING AND TENANT IS NOT IN DEFAULT, MINIMUM RENT FOR THE FIRST FULL THREE (3) MONTHS OF THE LEASE TERM SHALL BE ABATED. THE FOREGOING SHALL NOT ALTER TENANT'S OBLIGATION TO DELIVER ALL AGREED PREPAID RENT TO LANDLORD UPON EXECUTION OF THIS LEASE, AND SUCH PREPAID RENT SHALL BE APPLIED TO THE FIRST FULL MONTH OF THE LEASE TERM FOLLOWING THE THREE MONTHS FOR WHICH MINIMUM RENT IS ABATED. IF TENANT SHALL BE IN MONETARY DEFAULT, OR MATERIAL NONMONETARY DEFAULT, UNDER THIS LEASE, WHICH IS NOT CURED WITHIN APPLICABLE GRACE PERIODS, IF ANY, THEN THIS MINIMUM RENT ABATEMENT SHALL BE CANCELED AND TENANT SHALL OWE LANDLORD THE MINIMUM RENT WHICH THERETOFORE HAD BEEN ABATED AND NOT PAID BY TENANT.

       17.    Prepaid Rent:                    $79,712.46 (includes sales tax) (due
                                               upon execution of Lease; to be applied
                                               to first full month Minimum Rent is due)

       18.    Security Deposit (section 2.6):  $148,451.63 (excludes sales tax)
                                               (due upon execution of Lease)

       19.    Cost Pass-Throughs
              (section 2.3):                   Operating Costs

       20.    Base Year (section 2.3):         2000

       21.    Comprehensive General
              Liability Insurance
              (section 6.1):                   $2,000,000.00

       22.    No. of Parking Spaces:           170 unassigned SPACES

       23.    Broker(s) (section 13.12):       Codina Realty Services, Inc.o ONCOR
                                               International, which represents
                                               Landlord, AND LINCOLN PROPERTY
                                               COMPANY, INC., WHICH REPRESENTS
                                               TENANT


       23.    SPECIAL PROVISIONS:              RIGHT OF FIRST REFUSAL:  PROVIDED THAT
                                               THIS LEASE IS THEN IN GOOD STANDING
                                               AND IN FULL FORCE AND EFFECT AND THAT
                                               TENANT IS NOT IN DEFAULT AND NO
                                               CONDITION EXISTS WHICH WITH NOTICE OR
                                               PASSAGE OF TIME WOULD CONSTITUTE A
                                               DEFAULT, TENANT SHALL HAVE A RIGHT OF
                                               FIRST REFUSAL FOR SPACE THAT BECOMES
                                               AVAILABLE IN THE BUILDING, WHICH IS
                                               THEN CONTIGUOUS TO THE PREMISES AS
                                               THEN CONFIGURED, WHICH RIGHT OF FIRST
                                               REFUSAL SHALL BE IN EFFECT UNTIL THREE
                                               (3) YEARS BEFORE THE TERMINATION DATE
                                               OF THIS LEASE, UPON THE FOLLOWING
                                               TERMS AND CONDITIONS. LANDLORD SHALL
                                               GIVE TENANT NOTICE OF SUCH SPACE,
                                               AND THE MARKET RENT THEREFOR, AFTER
                                               WHICH TENANT SHALL HAVE TEN (10) DAYS

                                               IN WHICH TO REACH AGREEMENT AS TO
                                               THE LEASE TERMS (WHICH SHALL
                                               INCLUDE A TERMINATION DATE WHICH
                                               IS COTERMINOUS WITH THE
                                               TERMINATION DATE OF THIS LEASE,
                                               AS TO THE PREMISES ORIGINALLY
                                               LEASED); IF TENANT DOES NOT
                                               ACCEPT SUCH PREMISES AND EXECUTE
                                               A LEASE ON LANDLORD'S
                                               THEN-CURRENT FORM, OR AS A
                                               MODIFICATION OF THIS LEASE
                                               (WHICHEVER LANDLORD MAY
                                               DESIGNATE), WITHIN SUCH TIME
                                               FRAME, LANDLORD MAY CONTRACT WITH
                                               A THIRD PARTY FOR SUCH SPACE AND
                                               TENANT SHALL HAVE NO FURTHER
                                               RIGHTS IN REGARD TO THAT SPACE.
                                               LANDLORD MAY, HOWEVER, SHOW THE
                                               SPACE AND WORK WITH THIRD PARTIES
                                               AT ANY TIME, AS TO ANY SUCH
                                               SPACE, SO LONG AS LANDLORD GIVES
                                               TENANT THE OPPORTUNITY TO
                                               EXERCISE ITS RIGHT OF FIRST
                                               REFUSAL AS DESCRIBED IN THIS
                                               PARAGRAPH.]

       THIS LEASE (the "Lease"), dated the 8th day of April, 1999, is made AMERICAN AIRCARRIERS SUPPORT, INCORPORATED, A DELAWARE CORPORATION (the "Tenant").

                                ARTICLE I. TERM.

       1.1 Grant; Term. In consideration of the performance by the Tenant of its obligations under this Lease, the Landlord leases to the Tenant, and the Tenant leases from the Landlord, for the Term, the "Premises," which Premises are shown outlined on the floor plan attached hereto and made a part hereof as Exhibit "A." The Premises are located in that certain building in Gran Park at Beacon Centre (the "Building"), located in Miami-Dade County, Florida, as more particularly described in Exhibit "B," attached hereto and made a part hereof. The gross rentable area of the Premises and Building are approximately as shown on the Lease Summary.

              The "Term" of the Lease is the period from the Commencement Date as specified in the Lease Summary, through the Expiration Date, as specified in the Lease Summary. If the Premises are ready for occupancy prior to the Commencement Date, then Tenant shall take occupancy on such date and Tenant's obligations to pay Minimum Rent and all other charges shall commence on such date. If Landlord cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, this Lease shall in all ways remain in full force and effect except that Minimum Rent and other charges shall be waived for the period between the Commencement Date and the time when Landlord can deliver possession; provided, however, if delivery of possession is delayed more than ninety (90) days past the scheduled Commencement Date, Tenant may terminate this Lease upon fifteen
(15) days' written notice to Landlord, whereupon both parties shall be relieved of all further obligations hereunder. Notwithstanding the foregoing, if delivery of possession is delayed due to any act or omission of Tenant, then the Commencement Date shall be the date Landlord would have delivered possession, but for Tenant's delay.

              The Landlord shall have no construction or improvement obligations with respect to the Premises unless expressly set forth in a work letter agreement, which, if executed by Landlord and Tenant, shall be incorporated as an exhibit to this Lease. Upon the expiration of five (5) business days following the Commencement Date, the Premises shall be conclusively deemed to be accepted by Tenant unless Tenant shall have given Landlord written notice of any contended defects in the Premises.

                                ARTICLE II. RENT.

       2.1 Covenant to Pay. The Tenant shall pay to Landlord all sums due hereunder from time to time from the Commencement Date without prior demand, together with all applicable Florida sales tax thereon; however, unless otherwise provided in this Lease, payments other than Tenant's regular monthly payments of Minimum Rent and Operating Costs shall be payable by Tenant to Landlord within five (5) days following demand. All rent or other charges that are required to be paid by Tenant to Landlord shall be payable at Landlord's address indicated on the Lease Summary. Minimum Rent and Additional Rent for any "Lease Year" consisting of less than twelve (12) months shall be prorated on a per diem basis, based upon a period of 365 days. "Lease Year" means the twelve
(12) full calendar months commencing on the Commencement Date. However, the final Lease Year may contain less than twelve (12) months due to expiration or sooner termination of the Term. The Tenant agrees that its covenant to pay rent and all other sums under this Lease is an independent covenant and that all such amounts are payable without counterclaim, set-off, deduction, abatement, or reduction whatsoever, except as expressly provided for in this Lease.

       2.2 Minimum Rent. Subject to any escalation which may be provided for in this Lease, the Tenant shall pay Minimum Rent for the Term in the initial amount specified in the Lease Summary, which, except for the first installment, shall be payable throughout the Term in equal monthly installments in advance on the first day of each calendar month of each year of the Term, such monthly installments to be in the amounts (subject to escalation) specified in the Lease Summary. The first monthly installment of Minimum Rent shall be due on the date of this Lease. The Minimum Rent described above shall be adjusted at the beginning of the second and each succeeding Lease Year during the Term of this Lease as provided in the Lease Summary.

       2.3 Operating Costs. The Tenant shall pay to the Landlord the Tenant's proportionate share of the amount by which the annual Operating Costs, as hereinafter defined, for each calendar year exceed the Operating Costs incurred during the Base Year specified in the Lease Summary. Such excess is referred to for purposes of this Lease as the "Increased Operating Costs." Tenant's obligation to pay its proportionate share of Increased Operating Costs shall commence as of the beginning of the first full calendar year following the Base Year. The amount of Increased Operating Costs payable to the Landlord may be estimated by the Landlord for such period as the Landlord determines from time to time (not to exceed twelve (12) months), and the Tenant agrees to pay to the Landlord the amounts so estimated in equal installments, in advance, on the first day of each month during such period. Notwithstanding the foregoing, when bills for all or any portion of Increased Operating Costs so estimated are actually received by Landlord, the Landlord may bill the Tenant for the Tenant's proportionate share thereof, less any amount previously paid by Tenant to Landlord on account of such item(s) by way of estimated Increased Operating Costs payments.

              Within a reasonable period of time after the end of the Period for which estimated payments have been made, the Landlord shall submit to the Tenant a statement from the Landlord setting forth the actual amounts payable by the Tenant based on actual costs. If the amount the Tenant has paid based on estimates is less than the amount due based on actual costs, the Tenant shall pay such deficiency within fifteen (15) days after submission of such statement. If the amount paid by the Tenant is greater than the amount actually due, the excess may be retained by the Landlord to be credited and applied by the Landlord to the next due installments of the Tenant's proportionate share of Increased Operating Costs, or as to the final Lease Year, provided Tenant is not in default, Landlord will refund such excess to Tenant. The Tenant's proportionate share of actual Increased Operating Costs for the final estimate period of the Term of this Lease shall be due and payable even though it may not be finally calculated until after the expiration of the Term. Accordingly, Landlord shall have the right to continue to hold Tenant's security deposit following expiration of the Term until Tenant's share of actual Increased Operating Costs has been paid.

              For purposes of this Lease, Tenant's proportionate share shall be a fraction, the numerator of which is the gross rentable area of the Premises, and the denominator of which is the gross rentable area of the Building (which is as set forth in the Lease Summary). Tenant's proportionate share is as set forth in the Lease Summary. The term "Operating Costs" shall mean any amounts paid or payable whether by the Landlord or by others on behalf of the Landlord, arising out of Landlord's maintenance, operation, repair, replacement (if such replacement increases operating efficiency) and administration of the Building and Common Areas, including, without limitation: (i) the cost of all real estate, personal property and other ad valorem taxes, and any other levies, charges, local improvement rates, and assessments whatsoever assessed or charged against the Building and Common Areas, the equipment and improvements therein contained, and including any amounts assessed or charged in substitution for or in lieu of any such taxes, excluding only income or capital gains taxes imposed upon Landlord, and including all costs associated with the appeal of any assessment on taxes; (ii) the cost of insurance which the Landlord is obligated or permitted to obtain under this Lease and any deductible amount applicable to, any claim made by the Landlord under such insurance; (iii) the cost of security,
(iv) the cost of landscaping, and (v) a reasonable management fee.

       2.4 Payment of Personal Property Taxes. Tenant shall pay, when due, all taxes attributable to the personal property, trade fixtures, business, occupancy, or sales of Tenant or any other occupant of the Premises and to the use of the Building by Tenant or such other occupant.

       2.5 Rent Past Due. If any payment due from Tenant shall be overdue, a late charge of five (5%) percent of the delinquent sum may be charged by Landlord. If any payment due from Tenant shall remain overdue for more than fifteen (15) days, an additional late charge in an amount equal to the lesser of the highest rate permitted by law or one and one-half (1 1/2%) percent per month (eighteen (18%) percent per annum) of the delinquent amount may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and which shall be in addition to and not in lieu of the five (5%) percent late charge or any other remedy available to Landlord.

       2.6 Security Deposit. The Landlord acknowledges receipt of a security deposit in the amount specified on the Lease Summary to be held by the Landlord, without any liability for interest thereon, as security for the performance by the Tenant of all its obligations under this Lease. Landlord shall be entitled to commingle the security deposit with Landlord's other funds. If Tenant defaults in any of its obligations under this Lease, the Landlord may at its option, but without prejudice to any other rights which the Landlord may have, apply all or part of the security deposit to compensate the Landlord for any loss, damage, or expense sustained by the Landlord as a result of such default. If all or any part of the security deposit is so applied, the Tenant shall restore the security deposit to its original amount on demand of the Landlord. Subject to the provisions of section 2.3, within thirty (30) days following termination of this Lease, if the Tenant is not then in default, any remaining security deposit will be returned by the Landlord to the Tenant.

       2.7 [INTENTIONALLY DELETED]

                          ARTICLE III. USE OF PREMISES.

       3.1 Permitted Use. The Premises shall be used and occupied only for the use specified in the Lease Summary. Tenant shall carry on its business on the Premises in a reputable manner and shall not do, omit, permit, or suffer to be done or exist upon the Premises anything which shall result in a nuisance, hazard, or bring about a breach of any provision of this Lease or any applicable municipal or other governmental law or regulation. Tenant shall observe all reasonable rules and regulations established by Landlord from time to time for the Building. The rules and regulations in effect as of the date hereof are attached to and made a part of this Lease as Exhibit "C." The names for the Building and the business park of which the Building is a part, which the Landlord may from time to time adopt, and every name or mark adopted by the Landlord in connection with the Building shall be used by the Tenant only in association with the business carried on in the Premises during the Term and the Tenant's use thereof shall be subject to such regulation as the Landlord may from time to time impose.

       3.2 Compliance with Laws. The Premises shall be used and occupied in a safe, careful, and proper manner so as not to contravene any present or future governmental or quasi governmental laws, regulations, or orders, or the requirements of the Landlord's or Tenant's insurers. If due to the Tenant's use of the Premises, repairs, improvements, or alterations are necessary to comply with any of the foregoing, the Tenant shall pay the entire cost thereof.

       3.3 Signs. Except with the prior written consent of the Landlord, the Tenant shall not erect, install, display, inscribe, paint, or affix any signs, lettering, or advertising medium upon or above any exterior portion of the Premises. Any exterior signage shall be installed by Tenant at Tenant's expense, and such signage shall comply with Landlord's sign criteria as adopted from time to time. The design and specification of such signage (including camera-ready artwork) shall be submitted for Landlord's prior written approval.

       3.4 Environmental Provisions. Tenant warrants and represents that it will not use or employ Landlord's or the Building property, facilities, equipment or services to handle, transport, treat or dispose of any hazardous waste or hazardous or regulated substance ("Hazardous Materials"), except cleaning supplies used in the ordinary course of business and in accordance with all Legal Requirements, whether or not it shall have been generated or produced on the Premises. Tenant further warrants and represents that any activity on or relating to the Premises shall be conducted in full compliance with all applicable Legal Requirements. "Legal Requirement(s)"is defined as any law, statute, code, rule, regulation, ordinance, order, judgment, decree, writ, injunction, franchise, permit, certificate, license, authorization, registration, or other direction or requirement of any Legal Authority, which is now or in the future applicable to the Premises or the Building, including those not within the present contemplation of the parties. "Legal Authority" is defined as any domestic or foreign, federal, state, county, municipal, or other government or governmental or quasi-governmental department, commission, board, bureau, court, agency, or instrumentality having jurisdiction or authority over Landlord, Tenant, or all or any part of the Building.

If Tenant's activities at the Premises or Tenant's use of the Premises (a) results in a release of Hazardous Materials which is not in compliance with Legal Requirements; (b) gives rise to liability or a claim or requires a response under common law or any Legal Requirement; (c) causes a significant public health effect; or (d) creates a nuisance, then Tenant, in any and all such occurrences and at its sole cost and expense, shall: (i) immediately notify Landlord verbally and in writing of any such release, which notice shall identify the Hazardous Materials involved and the emergency procedures taken or to be taken; and (ii) promptly take all appropriate action in response to such situation, in compliance with all applicable Legal requirements, provided that Tenant shall first obtain Landlord's approval of the remediation plan to be undertaken.

Tenant shall give written notice to Landlord immediately of any production, generation, handling, storage, treatment, transportation, disposal, release or removal of any Hazardous Materials from or on the Premises whether or not permitted by this Lease. Such requirement for notification of Landlord shall not constitute Landlord's consent for such activities to be conducted on the Premises.

Tenant agrees to defend, indemnify and hold harmless Landlord against any and all claims, costs, expenses, damages, liability and the like, which Landlord may hereafter be liable for, suffer, incur or pay under any applicable laws and resulting from, related to, or arising out of any breach of the warranties and representations contained in this Section 3.4, or out of any act, activity or violation of any applicable laws or regulations on the part of Tenant, its agents, employees or assigns. Tenant's liability under this Section 3.4 shall survive the expiration or any termination of this Lease.

Tenant shall pay when due any judgments or claims for damages, penalties or otherwise against Landlord, and shall assume the burden and expense of defending all suits, and defending or otherwise participating in all administrative proceedings and the resolutions of any description with all persons or Legal Authorities resulting from, related to, or arising out of the matters indemnified against. If Landlord retains counsel for advice or other representation (i) with respect to this provision of the Lease, (ii) in any litigation, contest, dispute, suit or proceeding (whether instituted by Landlord, Tenant or any other party) in any way relating to this provision of the Lease or the indemnities described herein, or (iii) to enforce Tenant's obligations hereunder, then all of the reasonable attorneys' (including paralegals') fees arising from such services and all related expenses and court costs (including bankruptcy, appellate and collection matters) shall be payable on demand by Tenant to Landlord.

The representations, warranties and indemnities of Tenant contained in this section shall survive the termination of the Lease.

                          ARTICLE IV. ACCESS AND ENTRY.

       4.1 Right of Examination. The Landlord shall be entitled at all reasonable times and upon reasonable notice (but no notice is required in emergencies) to enter the Premises to examine them; to make such repairs, alterations, or improvements thereto as the Landlord considers necessary or reasonably desirable; to have access to underfloor facilities and access panels to mechanical shafts and to check, calibrate, adjust, and balance controls and other parts of the heating, air conditioning, ventilating, and climate control systems. The Landlord reserves to itself the right to install, maintain, use, and repair pipes, ducts, conduits, vents, wires, and other installations leading in, through, over, or under the Premises and for this purpose, the Landlord may take all material into and upon the Premises which is required therefor. The Tenant shall not unduly obstruct any pipes, conduits, or mechanical or other electrical equipment so as to prevent reasonable access thereto. The Landlord reserves the right to use all exterior walls and roof area. The Landlord shall exercise its rights under this section, to the extent possible in the circumstances, in such manner so as to minimize interference with the Tenant's use and enjoyment of the Premises.

       4.2 Right to Show Premises. The Landlord and its agents have the right to enter the Premises at all reasonable times and upon reasonable notice to show them to prospective purchasers, lenders, or anyone having a prospective interest in the Building, and, during the last six months of the Term (or the last six
(6) months of any renewal term if this Lease is renewed), to show them to prospective tenants.

                ARTICLE V. MAINTENANCE, REPAIRS, AND ALTERATIONS.

       5.1 Maintenance and Repairs by Landlord. The Landlord covenants to keep the following in good repair as a prudent owner: (i) the structure of the Building including exterior walls and roofs; and (ii) the entrances, sidewalks, corridors, parking areas and other facilities from time to time comprising the Common Areas. The cost of such maintenance and repairs shall be included in Operating Costs. So long as the Landlord is acting in good faith, the Landlord shall not be responsible for any damages caused to the Tenant by reason of failure of any equipment or facilities serving the Building or delays in the performance of any work for which the Landlord is responsible pursuant to this Lease. Notwithstanding any other provisions of this Lease, if any part of the Building is damaged or destroyed or requires repair, replacement, or alteration as a result of the act or omission of the Tenant, its employees, agents, invitees, licensees, or contractors, Landlord shall have the right to perform same and the cost of such repairs, replacement, or alterations shall be paid by the Tenant to the Landlord upon demand. In addition, if, in an emergency, it shall become necessary to make promptly any repairs or replacements required to be made by Tenant, Landlord may re-enter the Premises and proceed forthwith to have the repairs or replacements made and pay the costs thereof. Upon demand, Tenant shall reimburse Landlord for the cost of making the repairs.

       5.2 Maintenance and Repairs by Tenant. The Tenant shall, at its sole cost, repair and maintain the Premises including, but not limited to, base building mechanical and electrical systems, all to a standard consistent with a first class building, with the exception only of those repairs which are the obligation of the Landlord pursuant to this Lease. Without limiting the generality of the foregoing, Tenant is specifically required to maintain and make repairs to (i) the portion of any pipes, lines, ducts, wires, or conduits contained within the Premises; (ii) windows, plate glass, doors, and any fixtures or appurtenances composed of glass; (iii) Tenant's sign; (iv) any heating or air conditioning equipment serving the Premises ("HVAC") (which shall include, without limitation, a preventive maintenance HVAC service contract, which service contract shall be entered into between Tenant and one of Landlord's approved HVAC contractors[; such service contract shall include, without limitation, preventive HVAC maintenance no less than quarterly); (v) the Premises or the Building when repairs to the same are necessitated by any act or omission of Tenant, or the failure of Tenant to perform its obligations under this Lease. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, LANDLORD WILL BE RESPONSIBLE FOR THE REPLACEMENT OF THE HVAC AIR HANDLER AND COMPRESSOR WHICH SERVICE THE OFFICE SPACE (AND NOT THE WAREHOUSE SPACE) IN THE PREMISES, PROVIDED TENANT SHALL HAVE MAINTAINED THE SERVICE CONTRACT, HAD ALL ROUTINE MAINTENANCE CHECKS PROVIDED FOR UNDER THE CONTRACT, AND REPAIRED THE EQUIPMENT AS NEEDED, AND PROVIDED THE REPLACEMENT IS NOT REQUIRED BECAUSE OF TENANT'S GROSS NEGLIGENCE OR WILLFUL MALFEASANCE. All repair and maintenance performed by the Tenant in the Premises shall be performed by contractors or workmen designated or approved by the Landlord. At the expiration or earlier termination of the Term, the Tenant shall surrender the Premises to the Landlord in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term. Tenant shall also furnish, maintain, and replace all electric light bulbs, tubes, and tube casings located within or serving the Premises and Tenant's signage, all at Tenant's sole cost and expense. Landlord will assign to Tenant the benefit of any manufacturer's warranties with respect to the mechanical, electrical, and plumbing systems.

       5.3 Approval of Tenant's Alterations. No alterations (including, without limitation, repairs, replacements, additions, or modifications to the Premises by Tenant), other than minor or cosmetic alterations which are interior and nonstructural, shall be made to the Premises without the Landlord's written approval, which, as to exterior or structural alterations may be withheld in Landlord's sole discretion. Any alterations by Tenant shall be performed at the sole cost of the Tenant, by contractors and workmen approved by the Landlord, in a good and workmanlike manner, and in accordance with all applicable laws and regulations.

       5.4 Removal of Improvements and Fixtures. All leasehold improvements (other than unattached, movable trade fixtures which can be removed without damage to the Premises) shall at the expiration or earlier termination of this Lease become the Landlord's property. The Tenant may, during the Term, in the usual course of its business, remove its trade fixtures, provided that the Tenant is not in default under this Lease; and the Tenant shall, at the expiration or earlier termination of the Term, at its sole cost, remove such of the leasehold improvements (except for improvements installed by Landlord prior to the Commencement Date) and trade fixtures in the Premises as the Landlord shall require to be removed and restore the Premises to the condition existing prior to such removal. The Tenant shall at its own expense repair any damage caused to the Building by such removal. If the Tenant does not remove its trade fixtures at the expiration or earlier termination of the Term, the trade fixtures shall, at the option of the Landlord, become the property of the Landlord and may be removed from the Premises and sold or disposed of by the Landlord in such manner as it deems advisable without any accounting to Tenant.

       5.5 Liens. The Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien is recorded against any portion of the Building or against the Landlord's or Tenant's interest therein. If a lien is so recorded, the Tenant shall discharge it promptly by payment or bonding. If any such lien against the Building or Landlord's interest therein is recorded and not discharged by Tenant as above required within fifteen (15) days following recording, the Landlord shall have the right to remove such lien by bonding or payment and the cost thereof shall be paid immediately from Tenant to Landlord. Landlord and Tenant expressly agree and acknowledge that no interest of Landlord in the Premises or the Building shall be subject to any lien for improvements made by Tenant in or for the Premises, and the Landlord shall not be liable for any lien for any improvements made by Tenant, such liability being expressly prohibited by the terms of this Lease. In accordance with applicable law's of the State of Florida, Landlord has filed in the Public Records of Miami-Dade County, Florida, a public notice containing a true and correct copy of this paragraph, and Tenant hereby agrees to inform all contractors and materialmen performing work in or for or supplying materials to the Premises of the existence of said notice.

       5.6 Utilities. The Tenant shall pay to the Landlord, or as the Landlord directs, all gas, electricity, water, and other utility charges applicable to the Premises as separately metered or, if not so metered, as part of Tenant's proportionate share of Increased Operating Costs. The Tenant shall pay the cost of janitorial, garbage removal, and trash removal services for the Premises and the cost of heating, ventilating, and air conditioning the Premises.

                      ARTICLE VI. INSURANCE AND INDEMNITY.

       6.1 Tenant's Insurance. The Tenant shall, throughout the Term (and any other period when Tenant is in possession of the Premises), maintain at its sole cost the following insurance:

              (A) All risks property insurance, naming the Tenant and the Landlord as insured parties, containing a waiver of subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is in law responsible including, without limitation, its directors, officers, agents, and employees, and (except with respect to the Tenant's chattels) incorporating a standard New York mortgagee endorsement (without contribution). Such insurance shall insure property of every kind owned by the Tenant in an amount not less than the full replacement cost thereof (new), with such cost to be adjusted no less than annually.

              (B) Comprehensive general liability insurance. Such policy shall contain inclusive limits per occurrence of not less than the amount specified in the Lease Summary; provide for cross liability; and include the Landlord and any mortgagee of Landlord as additional insureds.

              (C) Worker's compensation and employer's liability insurance in compliance with applicable legal requirements.

              (D) Any other form of insurance which the Tenant or the Landlord, acting reasonably, requires from time to time in form, in amounts, and for risks against which a prudent tenant would insure.

       All Policies referred to above shall: (i) be taken out with insurers licensed to do business in Florida and reasonably acceptable to the Landlord;
(ii) be in a form reasonably satisfactory to the Landlord; (iii) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to the Landlord or any mortgagee of Landlord; (iv) contain an undertaking by the insurers to notify the Landlord by certified mail not less than thirty (30) days prior to any material change, cancellation, or termination, and (v) with respect to subsection (A), contain replacement cost, demolition cost, and increased cost of construction endorsements. Certificates of insurance on the Landlord's standard form or, if required by a mortgagee, copies of such insurance policies certified by an authorized officer of Tenant's insurer as being complete and current, shall be delivered to the Landlord promptly upon request. If a) the Tenant fails to take out or to keep in force any insurance referred to in this section 6.1, or should any such insurance not be approved by either the Landlord or any mortgagee, and b) the Tenant does not commence and continue to diligently cure such default within forty-eight (48) hours after written notice by the Landlord to the Tenant specifying the nature of such default, then the Landlord has the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord without prejudice to any other rights or remedies of the Landlord under this Lease. The Tenant shall not keep or use in the Premises any article which may be prohibited by any fire or casualty insurance policy in force from time to time covering the Premises or the Building.

       6.2 Loss or Damage. The Landlord shall not be liable for any death or injury arising from or out of any occurrence in, upon, at, or relating to the Building or damage to property of the Tenant or of others located on the Premises or elsewhere in the Building, nor shall it be responsible for any loss of or damage to any property of the Tenant or others from any cause, unless such death, injury, loss, or damage results from the gross negligence or willful misconduct of the Landlord. Without limiting the generality of the foregoing, the Landlord shall , not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, falling ceiling tile, falling fixtures, steam, gas, electricity, water, rain, flood, or leaks from any part of the Premises or from the pipes, sprinklers, appliances, plumbing works, roof, windows, or subsurface of any floor or ceiling of the Building or from the street or any other place or by dampness, or by any other cause whatsoever. The Tenant agrees to indemnify the Landlord and hold it harmless from and against any and all loss (including loss of Minimum Rent and additional rent payable in respect to the Premises), claims, actions, damages, liability, and expense of any kind whatsoever (including attorneys' fees and costs at all tribunal levels), unless caused by the gross negligence or willful misconduct of Landlord or its agents, arising from any occurrence in, upon, or at the Premises, or the occupancy, use, or improvement by the Tenant or its agents or invitees of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of the Tenant its agents, employees, and invitees or by anyone permitted to be on the Premises by the Tenant.

       6.3 Landlord's Insurance. The Landlord shall throughout the Term carry:
(i) "all risk insurance on the Building and the machinery and equipment contained therein or servicing the Building and owned by the Landlord (excluding any property with respect to which the Tenant and other tenants are obliged to insure pursuant to section 6.1 or similar sections of their respective leases);
(ii) public liability and property damage insurance with respect to the Landlord's operations in the Building; and (iii) such other forms of insurance as the Landlord or its mortgagee reasonably considers advisable. Such insurance shall be in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building, having regard to size, age, and location.

                      ARTICLE VII. DAMAGE AND DESTRUCTION.

       7.1 Damage to Premises. If the Premises are partially destroyed due to fire or other casualty, the Landlord shall diligently repair the Premises, to the extent of its obligations under section 5.1, and Minimum Rent shall abate proportionately to the portion of the Premises, if any, rendered untenantable from the date of destruction or damage until the Landlord's repairs have been substantially completed. If the Premises are totally destroyed due to fire or other casualty, the Landlord shall diligently repair the Premises to the extent only of its obligations pursuant to section 5.1, and Minimum Rent shall abate entirely from the date of destruction or damage to such date which is the earlier of (i) the date tenantable, or (ii) thirty (30) days after Landlord's repairs have been substantially completed. Upon being notified by the Landlord that the Landlord's repairs have been substantially completed, the Tenant shall diligently perform all other work required to fully restore the Premises for use in the Tenant's business, in every case at the Tenant's cost and without any contribution to such cost by the Landlord, whether or not the Landlord has at any time made any contribution to the cost of supply, installation, or construction of leasehold improvements in the Premises. Tenant agrees that during any period of reconstruction or repair of the Premises, it will continue the operation of its business within the Premises to the extent practicable. If all or any part of the Premises shall be damaged by fire or other casualty and the fire or other casualty is caused by the fault or neglect of Tenant or Tenant's agents, guest, or invitees, rent and all other charges shall not abate.

       7.2 Termination for Damage. Notwithstanding section 7.1, if damage or destruction which has occurred to the Premises or the Building is such that in the reasonable opinion of the Landlord such reconstruction or repair cannot be completed within one hundred twenty (120) days of the happening of the damage or destruction, the Landlord may, at its option, terminate this Lease on notice to the Tenant given within thirty (30) days after such damage or destruction and the Tenant shall immediately deliver vacant possession of the Premises in accordance with the terms of this Lease.

               ARTICLE VIII. ASSIGNMENT, SUBLEASES, AND TRANSFERS.

       8.1 Transfer by Tenant. The Tenant shall not enter into, consent to, or permit a "Transfer" as hereinafter defined, without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. For purposes of this Lease, "Transfer" means an assignment of this Lease in whole or in part; a sublease of all or any part of the Premises; any transaction whereby the rights of the Tenant under this Lease or to the Premises are transferred to another; any mortgage or encumbrance of this Lease or the Premises or any part thereof or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligations; and if Tenant is a corporation or a partnership, the transfer of a controlling interest in the stock of the corporation or partnership interests, as applicable. If there is a permitted Transfer, the Landlord may collect rent or other payments from the transferee and apply the net amount collected to the rent or other payments required to be paid pursuant to this Lease but no acceptance by the Landlord of any payments by a transferee shall be deemed a waiver of any provisions hereof regarding Tenant. Notwithstanding any Transfer, the Tenant shall not be released from any of its obligations under this Lease. The Landlord's consent to any Transfer shall be subject to the further condition that if the Minimum Rent and additional rent pursuant to such Transfer exceeds the Minimum Rent and additional rent payable under this Lease, the amount of such excess shall be paid to the Landlord. If, pursuant to a permitted Transfer, the Tenant receives from the transferee, either directly or indirectly, any consideration other than Minimum Rent and additional rent for such Transfer, either in the form of cash, goods, or services, the Tenant shall, upon receipt thereof, pay to the Landlord an amount equivalent to such consideration.

       8.2 Assignment by Landlord. The Landlord shall have the unrestricted right to sell, lease, convey, or otherwise dispose of the Building or any part thereof and this Lease or any interest of the Landlord in this Lease. To the extent that the purchaser or assignee from the Landlord assumes the obligations of the Landlord under this Lease, the Landlord shall thereupon and without further agreement be released of all further liability under this Lease. If the Landlord sells its interest in the Premises, it shall deliver the security deposit to the purchaser and the Landlord will thereupon be released from any further liability with respect to the security deposit or its return to the Tenant and the purchaser shall become directly responsible to Tenant.

                              ARTICLE IX. DEFAULT.

       9.1 Defaults. A default by Tenant shall be deemed to have occurred hereunder, if and whenever: (i) any Minimum Rent or Tenant's proportionate share of Increased Operating Costs is not paid when due whether or not any notice or demand for payment has been made by the Landlord; (ii) any other additional rent is in arrears and is not paid within five (5) days after written demand by the Landlord; (iii) the Tenant has breached any of its obligations in this Lease (other than the payment of rent) and the Tenant fails to remedy such breach within fifteen (15) days (or such shorter period as may be provided in this Lease), or if such breach cannot reasonably be remedied within fifteen (15) days (or such shorter period), then if the Tenant fails to immediately commence to remedy and thereafter proceed diligently to remedy such breach, in each case after notice in writing from the Landlord; (iv) the Tenant becomes bankrupt or insolvent; (v) any of the Landlord's policies of insurance with respect to the Building are canceled or adversely changed as a result of Tenant's use or occupancy of the Premises; (vi) the business operated by Tenant in the Premises shall be closed by governmental or court order for any reason; or (vii) there is a violation of the Environmental Provisions of Section 3.4.

       9.2 Remedies. In the event of any default hereunder by Tenant, then without prejudice to any other rights which it has pursuant to this Lease or at law or in equity, the Landlord shall have the following rights and remedies, which are cumulative and not alternative:

              (A) Landlord may cancel this Lease by notice to the Tenant and retake possession of the Premises for Landlord's account. Tenant shall then quit and surrender the Premises to Landlord. Tenant's liability under all of the provisions of this Lease shall continue notwithstanding any expiration and surrender, or any re-entry, repossession, or disposition hereunder.

              (B) Landlord may enter the Premises as agent of the Tenant to take possession of any property of the Tenant on the Premises, to store such property at the expense and risk of the Tenant or to sell or otherwise dispose of such property in such manner as the Landlord may see fit without notice to the Tenant. Re-entry and removal may be effectuated by summary dispossess proceedings, by any suitable action or proceeding, or otherwise. Landlord shall not be liable in any way in connection with its actions pursuant to this section, to the extent that its actions are in accordance with law.

              (C) If this Lease is canceled under subsection (A) above, Tenant shall remain liable (in addition to accrued liabilities) to the extent legally permissible for all rent and all of the charges Tenant would have been required to pay until the date this Lease would have expired had such cancellation not occurred. Tenant's liability for rent shall continue notwithstanding re-entry or repossession of the Premises by Landlord. In addition to the foregoing, Tenant shall pay to Landlord such sums as the court which has jurisdiction thereover may adjudge as reasonable attorneys' fees with respect to any successful lawsuit or action instituted by Landlord to enforce the provisions of this Lease.

              (D) Landlord may relet all or any part of the Premises for all or any part of the unexpired portion of the Term of this Lease or for any longer period, and may accept any rent then attainable; grant any concessions of Rent, and agree to paint or make any special repairs, alterations, and decorations for any new Tenant as it may deem advisable in its sole and absolute discretion. Landlord shall be under no obligation to relet or to attempt to relet the Premises.

              (E) If this Lease is canceled in accordance with subsection (A) above, and Landlord so elects, the rent hereunder shall be accelerated and Tenant shall pay Landlord damages in the amount of any and all sums which would have been due for the remainder of the Term.

              (F) Landlord may remedy or attempt to remedy any default of the Tenant under this Lease for the account of the Tenant and to enter upon the Premises for such purposes. No notice of the Landlord's intention to perform such covenants need be given the Tenant unless expressly required by this Lease. The Landlord shall not be liable to the Tenant for any loss or damage caused by acts of the Landlord In remedying or attempting to remedy such default and the Tenant shall pay to the Landlord all expenses incurred by the Landlord in connection with remedying or attempting to remedy such default. Any expenses incurred by Landlord shall accrue interest from the date of payment by Landlord until repaid by Tenant at the highest rate permitted by law.

       9.3 Costs. The Tenant shall pay to the Landlord on demand all costs incurred by the Landlord, including attorneys, fees and costs at all tribunal levels, incurred by the Landlord in enforcing any of the obligations of the Tenant under this Lease. In addition, upon any default by Tenant, Tenant shall be also liable to Landlord for the expenses to which Landlord may be put in re-entering the Premises; repossessing the Premises; painting, altering, or dividing the Premises; combining the Premises with an adjacent space for any new tenant; putting the Premises in proper repair; protecting and preserving the Premises by placing watchmen and caretakers therein; reletting the Premises (including attorneys' fees and disbursements, marshall's fees, and brokerage fees, in so doing); and any other expenses reasonably incurred by Landlord.

       9.4 Additional Remedies; Waiver. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereinafter provided by law. All rights and remedies shall be cumulative and non-exclusive of each other. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a default.

       9.5 Default by Landlord. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages, but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall have a period of thirty (30) days following the date of such notice in which to commence the appropriate cure of such default. Unless and until Landlord fails to commence and diligently pursue the appropriate cure of such default after such notice or complete same within a reasonable period of time, Tenant shall not have any remedy or cause of action by reason thereof. Notwithstanding any provision of this Lease, Landlord shall not at any time have any personal liability under this Lease. In the event of any breach or default by Landlord of any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then-owned by Landlord in the Building, and in no event shall any deficiency judgment be sought or obtained against Landlord.

                 ARTICLE X. ESTOPPEL CERTIFICATE; SUBORDINATION.

       10.1 Estoppel Certificate. Within ten (10) days after written request by the Landlord, the Tenant shall deliver in a form supplied by the Landlord, an estoppel certificate to the Landlord as to the status of this Lease, including whether this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and identifying the modification agreements); the amount of Minimum Rent and additional rent then being paid and the dates to which same have been paid; whether or not there is any existing or alleged default by either party with respect to which a notice of default has been served, or any facts exist which, with the passing of time or giving of notice, would constitute a default and, if there is any such default or facts, specifying the nature and extent thereof; and any other matters pertaining to this Lease as to which the Landlord shall request such certificate. The Landlord, and any prospective purchaser, lender, or ground lessor shall have the right to rely on such certificate.

       10.2 Subordination; Attornment. This Lease and all rights of the Tenant shall be subject and subordinate to any and all mortgages, security agreements, or like instruments resulting from any financing, refinancing, or collateral financing (including renewals or extensions thereof), and to any and all ground leases, made or arranged by Landlord of its interests in all or any part of the Building), from time to time in existence against the Building, whether now existing or hereafter created; provided, however, that, so long as no default or event which, with the passing of time or giving of notice would constitute a default, exists under this Lease, any such lender or ground lessor shall not disturb Tenant's possession of the Premises by joining Tenant as a defendant in a foreclosure or eviction proceeding. Such subordination shall not require any further instrument to evidence such subordination. However, on request, the Tenant shall further evidence its agreement to subordinate this Lease and its rights under this Lease to any and all documents and to all advances made under such documents. The form of such subordination shall be made as required by the Landlord, its lender, or ground lessor. Tenant shall, if requested by such mortgagee, owner, or purchaser, or by any person succeeding to the interest of such mortgagee, owner, or purchaser, as the result of the enforcement of the remedies provided by law or the applicable security instrument held by such mortgagee, owner, or purchaser, automatically become the tenant of any such mortgagee, owner, purchaser, or successor-in-interest, without any change in the terms or other provisions of this Lease; provided, however, that said mortgagee, owner, purchaser, or successor shall not be bound by (a) any payment of rent or additional rent for more than one month in advance, or (b) any security deposit or the like not actually received by such mortgagee, owner, or purchaser, or successor, or (c) any amendment or modification in this Lease made without the consent of such mortgagee, owner, purchaser, or successor, or (d) any construction obligation, free rent, or other concession or monetary allowance, or (e) any set-off, counterclaim, or the like otherwise available against Landlord, or (f) any act or omission of any prior landlord (including Landlord). Upon request by said mortgagee, owner, or purchaser, or successor, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

                  ARTICLE XI. CONTROL OF BUILDING BY LANDLORD.

       11.1 Use and Maintenance of Common Areas. The Tenant and those doing business with Tenant for purposes associated with the Tenant's business on the Premises, shall have a non-exclusive license to use the Common Areas for their intended purposes during normal business hours in common with others entitled thereto and subject to any rules and regulations imposed by the Landlord. The Landlord shall keep the Common Areas in good repair and condition and shall clean the Common Areas when necessary. Landlord shall not be liable for any damage to automobiles of any nature whatsoever to, or any theft of, automobiles or other vehicles or the contents thereof, while in or about the parking lots. The Tenant acknowledges that its non-exclusive right to use any parking facilities forming part of the Building may be subject to such rules and regulations as reasonably imposed by the Landlord from time to time. The Tenant acknowledges that all Common Areas shall at all times be under the exclusive control and management of the Landlord. For purposes of this Lease, "Common Areas" shall mean those areas, facilities, utilities, improvements, equipment, and installations of the Building which serve or are for the benefit of the tenants of more than one component of the Building and which are not designated or intended by the Landlord to be leased, from time to time, or which are provided or designated from time to time by the Landlord for the benefit or use of all tenants in the Building, their employees, customers, and invitees, in common with others entitled to the use or benefit of same.

       11.2 Alteration by Landlord. The Landlord may (i) alter, add to, subtract from, construct improvements on, re-arrange, and construct additional facilities in, adjoining, or proximate to the Building; (ii) relocate the facilities and improvements in or comprising the Building or erected on the land; (iii) do such things on or in the Building as required to comply with any laws, by-laws, regulations, orders, or directives affecting the land or any part of the Building; and (iv) do such other things on or in the Building as the Landlord, in the use of good business judgment determines to be advisable, provided that notwithstanding anything contained in this section 11.2, access to the Premises shall be available at all times. The Landlord shall not be in breach of its covenants for quiet enjoyment or liable for any loss, costs, or damages, whether direct or indirect, incurred by the Tenant due to any of the foregoing.

       11.3 Covenants, Conditions and Restrictions. Tenant hereby acknowledges and agrees that the Building of which the Premises is a part, and Tenant's occupancy thereof, is subject to certain declarations and agreements (the "Declaration"), which Declaration has been recorded among the Public Records of Miami-Dade County, Florida. Copies of the Declaration are located at Landlord's management office and may be reviewed by Tenant during Landlord's normal business hours. Tenant hereby acknowledges the existence of such Declaration and agrees to be bound by the terms thereof (and any amendments or modifications thereto). Tenant hereby agrees to reimburse Landlord, within five (5) days after demand therefor, for the proportionate share of Common Expenses attributable to the Premises, as described in the Declaration.

       11.4 Tenant Relocation. Landlord shall have the right, at any time upon sixty (60) days written notice to Tenant, to relocate Tenant into other space within the Building comparable to the Premises. Upon such relocation, such new space shall be deemed the Premises and the prior space originally demised shall in all respects be released from the effect of this Lease. If the Landlord elects to relocate Tenant as above described, (i) the new space shall contain approximately the same as, or greater usable area than the original space, (ii) the Landlord shall improve the new space, at Landlord's sole cost, to at least the standards of the original space (iii) the Landlord shall pay the reasonable costs of moving Tenant's trade fixtures and furnishings from the original space to the new space, (iv) as total compensation for all other costs, expenses, and damages which Tenant may suffer in connection with the relocation, including but not limited to, lost profit or business interruption, no Minimum Rent or

Operating Costs shall be due or payable for the first full calendar month of Tenant's occupancy of the new space, and Landlord shall not be liable for any further indirect or special expenses of Tenant resulting from the relocation,
(v) Minimum Rent, Tenant's proportionate share of Operating Costs, and all other charges hereunder shall be the same for the new space as for the original space, notwithstanding that the new space may be larger than the original space, and
(vi) all other terms of this Lease shall apply to the new space as the Premises, except as otherwise provided in this paragraph.

                           ARTICLE XII. CONDEMNATION.

       12.1 Total or Partial Taking. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purposes leased hereunder, shall be taken by any public authority under the power of eminent domain or sold to public authority under threat or in lieu of such taking, the Term shall cease as of the day possession or title shall be taken by such public authority, whichever is earlier ("Taking Date"), whereupon the rent and all other charges shall be paid up to the Taking Date with a proportionate refund by Landlord of any rent and all other charges paid for a period subsequent to the Taking Date. If less than the whole of the Premises, or less than such portion thereof as will make the Premises unusable for the purposes leased hereunder, the Term shall cease only as to the part so taken as of the Taking Date, and Tenant shall pay rent and other charges up to the Taking Date, with appropriate credit by Landlord (toward the next installment of rent due from Tenant) of any rent or charges paid for a period subsequent to the Taking Date. Minimum Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken.

       12.2 Taking For Temporary Use. If there is a taking of the Premises for temporary use, this Lease shall continue in full force and effect, and Tenant shall continue to comply with Tenant's obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the taking. Minimum Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken for the period of such temporary use.

       12.3 Award. All compensation awarded or paid upon a total or partial taking of the Premises or Building including the value of the leasehold estate created hereby shall belong to and be the property of Landlord without any participation by Tenant; Tenant shall have no claim to any such award based on Tenant's leasehold Interest. However, nothing contained herein shall be construed to preclude Tenant, at its cost, from independently prosecuting any claim directly against the condemning authority in such condemnation proceeding for damage to, or cost of removal of, stock, trade fixtures, furniture, and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award or the award of any mortgagee.

                          ARTICLE XIII.  GENERAL PROVISIONS.

       13.1 Delay. Except as expressly provided in this Lease, whenever the Landlord or Tenant is delayed in the fulfillment of any obligation under this Lease, other than the payment of rent or other charges, by an unavoidable occurrence which is not the fault of the party delayed in performing such obligation, then the time for fulfillment of such obligation shall be extended during the period in which such circumstances operate to delay the fulfillment of such obligation.

       13.2 Holding Over. If the Tenant remains in possession of the Premises after the end of the Term without having executed and delivered a new lease or an agreement extending the Term, there shall be no tacit renewal, of this Lease or the Term, and the Tenant shall be deemed to be occupying the Premises as a Tenant from month to month at a monthly Minimum Rent payable in advance on the first day of each month equal to twice the monthly amount of Minimum Rent payable during the last month of the Term, and otherwise upon the same terms as are set forth in this Lease, so far as they are applicable to a monthly tenancy.

       13.3 Waiver, Partial Invalidity. If either the Landlord or Tenant excuses or condones any default by the other of any obligation under this Lease, this shall not be a waiver of such obligation in respect of any continuing or subsequent default and no such waiver shall be implied. All of the provisions of this Lease are to be construed as covenants even though not expressed as such. If any such provision is held or rendered illegal or unenforceable it shall be considered separate and severable from this Lease and the remaining provisions of this Lease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Lease.

       13.4 Recording. Neither the Tenant nor anyone claiming under the Tenant shall record this Lease or any memorandum hereof in any public records without the prior written consent of the Landlord.

       13.5 Notices. Any notice, consent, or other instrument required or permitted to be given under this Lease shall be in writing and shall be delivered in person, or sent by certified mail, return receipt requested, or overnight express mail courier, postage prepaid, addressed (i) if to Landlord, at the address set forth on the Lease Summary; and (ii) if to the Tenant, at the Premises (AS REFLECTED IN THE LEASE SUMMARY) or, prior to Tenant's occupancy of the Premises, at the address set forth on the Lease Summary. Any such notice or other instruments shall be deemed to have been given and received on the day upon which personal delivery is made or, if mailed, then forty-eight (48) hours following the date of mailing. Either party may give notice to the other of any change of address and after the giving of such notice, the address therein specified is deemed to be the address of such party for the giving of notices. If postal service is interrupted or substantially delayed, all notices or other instruments shall be delivered in person or by overnight express mail courier.

       13.6 Successors; Joint and Several Liability. The rights and liabilities created by this Lease extend to and bind the successors and assigns of the Landlord and the heirs, executors, administrators, and permitted successors and assigns of the Tenant. No rights, however, shall inure to the benefit of any transferee unless such Transfer complies with the provisions of Article VIII. If there is at any time more than one Tenant or more than one person constituting the Tenant, their covenants shall be considered to be joint and several and shall apply to each and every one of them.

       13.7 Captions and Section Numbers. The captions, section numbers, article numbers, and table of Contents appearing in this Lease are inserted only as a matter of convenience and in no way affect the substance of this Lease.

       13.8 Extended Meanings. The words "hereof," "hereto," "hereunder," and similar expressions used in this Lease relate to the whole of this Lease and not only to the provisions in which such expressions appear. This Lease shall be read with all changes in number and gender as may be appropriate or required by the context. Any reference to the Tenant includes, when the context allows, the employees, agents, invitees, and licensees of the Tenant and all others over whom the Tenant might reasonably be expected to exercise control. This Lease has been fully reviewed and negotiated by each party and their counsel and shall not be more strictly construed against either party.

       13.9 Entire Agreement; Governing Law; Time. This Lease and the Exhibits and Riders, if any, attached hereto are incorporated herein and set forth the entire agreement between the Landlord and Tenant concerning the Premises and there are no other agreements or understandings between them. This Lease and its Exhibits and Riders may not be modified except by agreement in writing executed by the Landlord and Tenant. This Lease shall be construed in accordance with and governed by the laws of the State of Florida. Time is of the essence of this Lease.

       13.10 No Partnership. Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes the Landlord a partner of the Tenant or a joint venturer or member of a common enterprise with the Tenant.

       13.11 Quiet Enjoyment. If the Tenant pays rent and other charges and fully observes and performs all of its obligations under this Lease, the Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by the Landlord or any person claiming through the Landlord.

       13.12 Brokerage. Landlord and Tenant each represent and warrant one to the other that except as set forth in the Lease summary, neither of them has employed any broker in connection with the negotiations of the terms of this Lease or the execution thereof. Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense, or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes the broker(s) specified in the Lease Summary as the sole broker(s) with whom Landlord has dealt in this transaction and agrees to pay any commissions determined to be due said broker(s). Tenant acknowledges that Codina Realty Services, Inc.o Oncor International represents solely the Landlord with respect to this Lease.

       13.13 Consent. Whenever Tenant requests the consent of Landlord, to an assignment, a sublease, construction, or otherwise, Tenant shall pay all of Landlord's fees and costs associated with such consent and the transaction for which consent is requested, including but not limited to attorneys' fees and costs, courier and overnight mail charges, credit review, architect's or engineer's review, and similar fees and costs. Consent by Landlord to one transaction shall not be deemed consent to future transactions of the same type.

       13.14 TRIAL BY JURY. LANDLORD AND TENANT EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY ISSUE OR CONTROVERSY ARISING UNDER THIS LEASE.

       EXECUTED as of the day and year first above written.


WITNESSES:                                  LANDLORD:

                                            GRAN CENTRAL CORPORATION,
                                            a Florida corporation

                                            By: THE ST. JOE COMPANY, a
                                                Florida corporation, its agent


/s/ Susan C. McMillan                           By:/s/ G. John Carey
------------------------------                     -----------------------------
Print Name:Susan C. McMillan                    Print Name: G. John Carey
           -------------------                              --------------------
                                                            Vice President

/s/ Kimberly D. Popvich                         [corporate seals]
------------------------------
Print Name:Kimberly D. Popvich
           -------------------

                                               TENANT:

                                               AMERICAN AIRCARRIERS SUPPORT,
                                               INCORPORATED, A DELAWARE
                                               CORPORATION


                                               By:/s/ Karl Brown
------------------------------                    ------------------------------
Print Name:                                    Print Name:Karl Brown
           -------------------                            ----------------------
                                               Title:   CEO
                                                     ---------------------------
                                                     [corporate seal]
------------------------------
Print Name:
           -------------------

                                   EXHIBIT "A"

                             FLOOR PLAN OF PREMISES

                                   EXHIBIT "B"

                     LEGAL DESCRIPTION OF BUILDING AND LAND

LOT 2, BLOCK 10 OF "GRAN PARK THIRD ADDITION" ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 149, PAGE 9 OF THE PUBLIC RECORDS OF MIAMI-DADE
COUNTY, FLORIDA.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS


       1. Security. The Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using, or entering the same, or any equipment, furnishings, or contents thereof, and the Tenant shall comply with the Landlord's reasonable requirements relative thereto.

       2. Return of Keys. At the end of the Term, the Tenant shall promptly return to the Landlord all keys for the Building and Premises which are in the possession of the Tenant. In the event any Tenant fails to return keys, Landlord may retain $50.00 of Tenant's security deposit for locksmith work and administration.

       3. Repair, Maintenance, Alterations, and Improvements. The Tenant shall carry out Tenant's repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by the Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

       4. Water Fixtures. The Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by the Tenant shall be paid for by the Tenant.

       5. Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, lodging, or sleeping purposes or for the storage of personal effects or property not required for business purposes.

       6. Heavy Articles. The Tenant shall not place in or move about the Premises with Landlord's prior written consent any safe or other heavy article which in the Landlord's reasonable opinion may damage the Building, and the Landlord may designate the location of any such heavy articles in the Premises.

       7. Bicycles, Animals. The Tenant shall not bring any animals or birds into the Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by the Landlord for such purposes.

       8. Deliveries. The Tenant shall ensure that deliveries of supplies, fixtures, equipment, furnishings, wares, and merchandise to the Premises are made through such entrances, elevators, and corridors and at such times as may from time to time be designated by the Landlord, and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in the Building caused by any person making improper deliveries.

       9. Solicitations. The Landlord reserves the right to restrict or prohibit canvassing, soliciting, or peddling in the Building.

       10. Food and Beverages. Only persons approved from time to time by the Landlord may prepare, solicit orders for, sell, serve, or distribute foods or beverages in the Building, or use the Common Areas for any such purpose. Except with the Landlord's prior written consent and in accordance with arrangements approved by the Landlord, the Tenant shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving, or distribution of food or beverages.

       11. Refuse. The Tenant shall place all refuse in proper receptacles provided by the Tenant at its expense in the Premises or in receptacles (if any) provided by the Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts, and shafts of the Building, free of all refuse.

       12. Obstructions. The Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells, or other Common Areas, or use such locations for any purpose except access to and exit from the Premises without the Landlord's prior written consent. The Landlord may remove at the Tenant's expense any such obstruction or thing caused or placed by the Tenant (and unauthorized by the Landlord) without notice or obligation to the Tenant.

       13. Proper Conduct. The Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building.

       14. Employees, Agents, and Invitees. In these Rules and Regulations, "Tenant" includes the employees, agents, invitees, and licensees of the Tenant and others permitted by the Tenant to use or occupy the Premises.

       15. Parking. If the Landlord designates tenant parking areas for the Building, the Tenant shall park its vehicles and shall cause its employees and agents to park their vehicles only in such designated parking areas. The Tenant shall furnish the Landlord, upon request, with the current license numbers of all vehicles owned or used by the Tenant or its employees or agents and the Tenant thereafter shall notify the Landlord of any changes in such numbers within five (5) days after the occurrence thereof. In the event of failure of the Tenant or its employees or agents to park their vehicles in such designated parking areas, the Tenant shall forthwith on demand pay to the Landlord the sum of Twenty and No/100 ($20.00) Dollars per day per each car so parked. Landlord may itself or through any agent designated for such purpose, make, administer, and enforce additional rules and regulations regarding parking by tenants and by their employees or agents, including, without limitation, rules and regulations permitting the Landlord or such agent to move any vehicles improperly parked to the designated tenant or employee parking areas. No disabled vehicle shall be left in the parking areas of the Building for more than 24 hours.

                                   EXHIBIT "D"

                              WORK LETTER AGREEMENT


       THIS WORK LETTER AGREEMENT (the "Work Letter"), dated as of 8 April, 1999, is attached to and made part of that certain Lease by and between Gran Central Corporation, a Florida corporation (the "Landlord"), and AMERICAN AIRCARRIERS SUPPORT, INCORPORATED, A DELAWARE CORPORATION (the "Tenant"). The terms, definitions, and other provisions of the Lease are hereby incorporated into this Work Letter by reference as if set forth in full.

       IN CONSIDERATION OF the execution of the Lease and the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

       (a) Landlord, at its expense (subject to the provisions of paragraph (e), below), will cause Substantial Completion, as hereinafter defined, of the tenant improvements (the "Tenant Improvements") to the Premises, in accordance with plans and specifications for the Premises to be prepared by Tenant's architect, at Tenant's expense (except as otherwise expressly provided below). Tenant's architect and engineer for purposes of the plans and specifications for the Tenant Improvements are subject to the prior written approval of Landlord, which will not be unreasonably withheld or delayed. If Tenant elects to retain Landlord's architect and/or engineer, such architect and/or engineer shall nonetheless be considered to be Tenant's agent(s) for purposes of this Work Letter. Tenant agrees to furnish to Landlord within five (5) business days after the date of the Lease, a detailed set of plans and specifications for the Tenant Improvements, time being of the essence with respect to the delivery of the plans and specifications (and any revisions thereto). The plans and specifications shall be in a form sufficient to obtain a building permit from Metropolitan Miami-Dade County, Florida. The plans and specifications shall be subject to Landlord's review and approval. Landlord shall accept or notify Tenant of its objections to the plans and specifications within five (5) days after receipt thereof. If Landlord requires more than five (5) days to approve the plans and specifications, Landlord shall not be deemed to be in default hereunder or otherwise liable in damages to Tenant. Should Tenant fail to submit the plans and specifications within the time period set forth above, or if Tenant fails to make any modifications Landlord may require within five (5) days of notice thereof, then each such event shall be deemed to be a Tenant's delay as described below. Notwithstanding Landlord's review and approval of the plans and specifications, Landlord assumes no responsibility whatsoever, and shall not be liable, for the manufacturer's, architect's, or engineer's design or performance of any structural, mechanical, electrical, or plumbing systems or equipment of Tenant. Once Landlord approves the plans and specifications, Tenant shall, at Tenant's expense, provide Landlord with three (3) sets of the plans and specifications which shall be signed and dated by both parties, with two sets retained by Landlord and one set retained by Tenant. Changes to the plans and specifications shall be made only by written addendum signed by both parties. Tenant, at Tenant's expense, shall provide additional sets of the plans and specifications upon request by Landlord. "Substantial

Completion" shall mean that a certificate of occupancy has been obtained for the Premises and that the Tenant Improvements are sufficiently complete so as to allow Tenant to occupy the Premises for the use and purposes intended without unreasonable disturbance or interruption; provided that Landlord, its employees, agents, and contractors, shall be allowed to enter upon the Premises at any reasonable time(s) following Substantial Completion as necessary to complete any unfinished details pursuant to a punchlist to be prepared by Tenant and delivered to Landlord within thirty (30) days following the date of Substantial Completion.

       (b) Within five (5) days following receipt of the final approved plans and specifications for the Premises, Landlord shall have its contractor(s) prepare an estimated budget (the "Construction Budget") of the cost of the Tenant Improvements, and shall submit same to Tenant. The Construction Budget shall be in reasonable detail and shall reflect a unit cost for all improvements which is reasonable in amount, given the then current market conditions pertinent to labor and material costs for such construction. The cost of the Tenant Improvements, as set forth in the Construction Budget, shall also include the cost of all utilities, air conditioning, and other services provided during construction, plus a construction coordination fee equal to ten (10%) percent of the cost of all non-Building-standard items reflected in the plans and specifications, in order to reimburse Landlord for its time and expense involved in the management and supervision of such non-standard items. The Construction Budget shall be used as a basis for calculating Tenant's Costs, as hereinafter defined, if any. Within five (5) days after receipt of the Construction Budget, Tenant shall either approve the Construction Bid as submitted or provide Landlord with modifications to the plans and specifications. If Tenant fails to approve the Construction Budget or submit modifications to the plans and specifications, for any reason whatsoever, within five (5) days, then either of such events shall be deemed to be a delay caused by Tenant. If Tenant timely submits modifications to the plans and specifications, Landlord shall, within five (5) business days, review and approve the modified plans and specifications (and provide a revised Construction Budget), or disapprove the modified plans and specifications (and give Tenant its reasons for disapproval). If Tenant so submits modified plans and specifications, then the time from such submission until a Construction Budget is finally acknowledged and approved shall be deemed to be a delay in Substantial Completion caused by Tenant. Following final completion of the Tenant Improvements, Landlord shall provide Tenant with a statement of actual costs thereof, including the cost of any approved change orders. Landlord's general contractor shall be licensed and insured in the State of Florida and Miami-Dade County.

       (c) Upon Substantial Completion of the Premises, Tenant, at its expense, shall install its furniture, trade fixtures, and equipment so that Tenant can occupy the Premises for the use and purposes intended, Tenant may begin to install such items prior to Substantial Completion; provided, however, that no such pre-Substantial Completion installation shall in any way delay or interfere with Landlord's work pursuant to this Work Letter and Tenant shall arrange a meeting to coordinate with Landlord prior to any such pre-Substantial Completion installation. Any such pre-Substantial

Completion installation of furniture, fixtures, and equipment shall be at Tenant's sole risk, and if at any time such entry shall cause disharmony, impediment, or interference with Landlord's work, then Tenant's right to enter the Premises prior to Substantial Completion may be withdrawn by Landlord upon 48 hours' notice to Tenant. Such access shall at all times be subject to the Landlord's rules and regulations regarding such access, If the parties agree that Tenant will undertake to construct or install -some portion of the Tenant Improvements or retain its own subcontractors to perform any other work, Tenant shall only use contractor(s), subcontractor(s), or material supplier(s) first approved by Landlord ("Tenant's Contractors"). Tenant shall be responsible for obtaining all necessary permits and approvals at Tenant's sole expense in connection with the work performed by Tenant's Contractors. Tenant shall advise Tenant's Contractors that no interest of Landlord in the Premises or Building shall be subject to liens to secure payment of any amount due for work performed or materials installed in the Premises and that Landlord has recorded a notice to that effect in the Public Records of Miami-Dade County, Florida. Landlord shall permit Tenant and Tenant's Contractors to enter the Premises to accomplish any work as agreed, however, Tenant agrees to insure that Tenant's Contractors do not impede Landlord's contractor(s) in performance of their respective tasks. Landlord shall not be liable in any way for any injury, loss, damage, or delay which may be caused by or arise from such entry by Tenant, its employees, or Tenant's Contractors, and Tenant agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all costs, expenses, damage, loss, or liability, including, but not limited to, reasonable attorneys' fees and costs, which arise out of, is occasioned by, or is in any way attributable to the work being performed by Tenant's Contractors. Prior to any work being performed by any Tenant's Contractor, Tenant shall provide to Landlord certificates of insurance evidencing that Tenant has the required comprehensive general liability insurance required of Tenant under the Lease, as well as certificates of insurance in forms and in amounts satisfactory to Landlord evidencing that each Tenant's Contractor has in effect (and shall maintain at all times during the course of the work hereunder) workers' compensation insurance to cover full liability under workers' compensation laws of the State of Florida with employers' liability coverage and comprehensive general liability and builders risk insurance for the hazards of operations, independent contractors, products and completed operations.

       (d) Tenant shall be responsible for any delay (including associated costs) in Substantial Completion resulting from any of the following causes:

              (i) Tenant's failure to timely submit (or submit to Landlord any proposed modifications or additions to) the plans and specifications, unless such failure is due to causes beyond Tenant's control (except that delays by Tenant's architect and/or engineer shall be deemed to be a delay caused by Tenant); or

              (ii) Tenant's failure to pay any portion of Tenant's Costs, as hereinafter defined, when due; or

              (iii) Tenant's specification of special materials or finishes, or special installations, which special items cannot be delivered or completed within Landlord's construction schedule (subject to Landlord's obligation to give Tenant prior notice of same at the time of such specification); or

              (iv) any change in the plans and specifications caused by Tenant once finally approved and accepted by Landlord, even though Landlord may approve such change (Landlord agrees to estimate the delay to be caused by a change order, provided Tenant expressly requests such estimate at the time it requests a change order); or

              (v) any other delay in Substantial Completion directly attributable to the negligent or willful acts or omissions of Tenant, its employees, or agents.

       If any delay caused by Tenant results in or contributes to a delay in Substantial Completion, then Substantial Completion shall be deemed to have occurred as of the date Landlord would have otherwise achieved Substantial Completion, but for Tenant's delay. Landlord will specify in writing to Tenant the Tenant delay(s) which resulted in or contributed to a delay in Substantial Completion.

       (e) Landlord's Building-standard specifications for the warehouse portion and the office portion of the Premises are attached hereto and made a part hereof as Exhibit "D-l." To the extent that the plans and specifications reflect that the Tenant Improvements are comprised entirely of Landlord's Building-standard methods and materials, then Landlord will be responsible to reimburse Tenant for the fees and costs incurred with respect to preparation of the plans and specifications. In addition, to the extent that the Tenant Improvements to the Premises are comprised entirely of Landlord's Building-standard methods and materials, then Landlord's contractors shall construct the Tenant Improvements, at Landlord's expense. Any and all non-Building- standard improvements to the Premises (including, without limitation, the fees and costs incurred with respect to preparation of the plans and specifications for the non-Building- standard improvements) will be at Tenant's expense ("Tenant's Costs"). IN ADDITION, "TENANT'S COSTS' SHALL INCLUDE ANY CONSTRUCTION COST FOR THE TENANT'S IMPROVEMENTS TO THE PREMISES WHICH EXCEEDS $540,000.00. Tenant's Costs shall be paid to Landlord as follows:

              (i) Prior to commencement of construction of the Tenant Improvements, Tenant shall pay Landlord an amount equal to fifty (50%) percent of the Tenant's Costs, as such amount is then determined by reference to the Construction Budget.

              (ii) When fifty (50%) of the Tenant Improvements are complete in accordance with the plans and specifications (as verified in writing by Landlord's architect), Tenant shall pay Landlord an amount equal to the remaining unpaid balance of Tenant's Costs, as such amount can then be reasonably determined by Landlord based on available information.

              (iii) Within ten (10) days following Landlord's submittal to Tenant of a final accounting of Tenant's Costs, Tenant shall pay Landlord the then remaining balance of Tenant's Costs, or Landlord shall reimburse Tenant as to any excess amounts previously paid, as the case may be.

       Tenant's Costs represent a reimbursement of monies expended by Landlord on Tenant's behalf. Payment when due shall be a condition to Landlord's continued performance under this Work Letter. Any delay in construction of the Tenant Improvements or in Tenant taking occupancy of the Premises resulting from Tenant's failure to make any Tenant's Costs payments when due shall be Tenant's responsibility. Tenant's failure to pay any portion of Tenant's Costs when due shall constitute a default under the Lease (subject to any applicable notice requirements or grace periods), entitling Landlord to all of its remedies thereunder.

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter as of the day and first year above written.

WITNESSES:                                 LANDLORD:

                                           GRAN CENTRAL CORPORATION,
                                           a Florida corporation

                                           By:  THE ST. JOE COMPANY, a
                                                Florida corporation, its agent


/s/ Susan C. McMillan                           By:/s/G. John Carey
------------------------                           -----------------------------
                                                Print Name:G. John Carey
                                                           ---------------------
/s/ Kimberly D. Popovich                                   Vice President
------------------------                        [corporate seals]

                                           TENANT:

                                           AMERICAN AIRCARRIERS SUPPORT,
                                           INCORPORATED, A DELAWARE
                                           CORPORATION]


                                           By:    /s./ Karl Brown
------------------------                           -----------------------------
                                           Print Name: Karl Brown
                                                       -------------------------
                                           Title:    CEO
------------------------                         -------------------------------
                                           [corporate seal]

                                  EXHIBIT "D-1"

                         BUILDING-STANDARD IMPROVEMENTS

GENERAL NOTES:

       1. Specifications are intended to denote quality only; the manufacturer or provider of the items are at the sole discretion of Landlord.

       2. Any changes, additions, deletions, or substitutions shall be at the sole expense of Tenant. No exchanges or credits are given for quantities requested that are less than those provided by Landlord.

       3. Where ratios are given, the standard practice will be to round "up" from 1/2 or greater, and round "down" for less than 1/2.

       4. All above Building-standard items purchased by the Tenant shall meet minimum state and local codes.

       5. All finish selections (whether Building-standard or above) shall be completed by Tenant prior to the commencement of construction.

WAREHOUSE AREA IMPROVEMENTS:

       1. DEMISING PARTITIONS: Those walls that separate the rentable space from one tenant to another. These one (1) hour fire rated walls shall be installed from floor to underside of roof deck and shall include 6"-18" gauge metal studs 12" o/c with 5/8" type "X" wall board, taped, spackled, and painted white. 1/2" plywood will be applied at a height of 4' and painted white.

       2. CEILINGS: Exposed joists with shop coat of primer and roofdeck in unpainted and unfinished condition.

       3. FLOOR: Existing finished and sealed concrete floor.

       4. WAREHOUSE LIGHTING FIXTURES: HID or equal light fixtures as required by code, one (1) fixture per 1,350 warehouse square feet. Fixtures shall be hung at roof joist height.

       5. ELECTRICAL OUTLETS: One (1) wall mounted duplex electrical outlet shall be provided per single bay of warehouse area. The outlet shall be located on the wall near the dock height doors, in each bay.

       6. LIGHT SWITCHES: One (1) light switch, or minimum to comply with code, shall be provided, located near the office area.

       7. TELEPHONE OUTLETS: One (1) telephone outlet shall be provided in warehouse area, located near dock doors.

       8. EXIT LIGHTS: Lighted, wall mounted exit light signs per minimum code requirements for standard exits. Exit lights for additional above-standard exits shall be at Tenant's expense.

       9. VENTILATION: Building-standard exhaust fans with no less capacity than two (2) changes per hour.

       10. PRIMARY ENTRANCE: A single primary entrance shall be provided per the Building-standard for Premises location. The entrance shall consist of one (1) storefront entrance, approximately 10' wide by 8' high, and shall include one
(1) 3' x 8' glass door and adjoining glazed side panels. One (1) overhead canopy shall be provided. Signage shall be subject to Landlord's signage criteria.

       11. SECONDARY ENTRANCE/EXIT: One (1) painted metal rated door and frame assembly will be installed in the warehouse area to comply with minimum code requirements. Door shall have heavy duty satin finish stainless steel lockset with single-sided deadbolt, standard "Exit" sign, and concrete stairs and handrail to comply with code. Entrance will not be the primary handicap entrance to the Premises, and will not require sidewalk or handicap ramp.

OFFICE SPACE IMPROVEMENTS:

       1. PARTITIONS:

       (a) Warehouse/Office Partitions: Those walls that separate the office portion of the Premises from the warehouse. It is assumed that the office will be located adjacent to one demising wall. Therefore, only two (2) warehouse/office partitions shall be considered Building-standard. These walls shall be 3 5/8" - 25 gauge metal studs 24" on center with 5/8" wall board on each side, taped, spackled, and painted with two (2) coats (minimum) as required to cover. The height of this wall shall be minimum as required by code.

       (b) Standard Partitions: Those walls located inside the office portion of the Premises. It is assumed that 35% of the office is "open" space, or 12 lineal feet of wall per 100 square feet of the office portion of the Premises. These walls shall be 2 1/2" -24 gauge metal studs 24" on center with 5/8" wall board on each side, taped, spackled, and painted with two (2) coats (minimum) as required to cover. The height of the walls shall extend to the ceiling grid.

       (c) Toilet walls: Those walls in the restroom areas and shall be 5/8" water resistant wall board on standard partition studs, taped, spackled, and painted.

       2. WALL FINISHES:

       (a) All walls shall be painted with two (2) coats flat finish latex paint as required to cover. All walls shall be painted one (1) color, which color shall be selected by Tenant from Building-standard color chart.

       (b) Toilet walls shall be painted with epoxy high gloss paint to comply with building code. Color shall be standard white.

       (c) Vinyl base shall be standard 4" cove vinyl wall base. The base shall be one (1) color, to be selected by Tenant from Building-standard.

       3. FLOOR COVERING:

       (a) General office areas shall be 12" x 12" vinyl composition tile (VCT) or 26 oz. textured nylon loop carpet glued down to existing concrete floor slab as selected by Tenant from Building-standard.

       (b) Storage, telephone, and lounge areas shall be VCT selected by Tenant from Building-standard.

       (c) Toilet rooms shall be 12" x 12" VCT as selected by Tenant from Building-standard. Should a janitorial room be added by Tenant, the floor covering shall be the same as the toilet rooms.

       4. DOORS, FRAMES, AND HARDWARE:

       (a) Single swing 6'- 8" x 3'- 0", paint grade, pre-hung solid core wood doors and wood frames shall be provided assuming 35% open office space, or approximately 1 door per 300 square feet of office space. Finish will be two (2) coats of stain, as selected by Tenant from Building-standard, one (1) coat throughout.

       (b) One (1) 6' - 8" x 3' - 0", paint grade wood, pre-hung solid core door with wood frame shall be provided from office to warehouse.

       (c) Hardware included shall be a satin finish stainless steel lever passage set (not lockable), one pair of standard steel butt hinges, and a floor mounted standard steel door stop for every standard interior door. Locksets are not provided as a standard.

       5. WINDOW COVERING:

       (a) White 2" PVC solid vertical blinds. Blinds shall be mounted in exposed aluminum track and will be retractable.

       6. CEILINGS:

       (a) Entire office portion of the Premises shall be 2' x 4' x 5/8" fissured flush lay-in acoustical ceiling tile such as Armstrong Minaboard Designer Fissured #755B (or equal), to be installed in 1" white suspended ceiling grid, 9'- 0" above finish floor.

       7. PLUMBING:

       (a) Sprinkler heads to be semi-concealed with a chrome finish. Sprinkler design to comply with minimum code requirements for standard office buildout.

       (b) A minimum number of restroom(s) shall be provided per current South Florida Building Code. Each restroom shall have one (1) wall hung lavatory china, one (1) mirror, one (1) water closet, and accessories. All toilet fixtures and accessories to be Building-standard, and installed per Americans with Disabilities guidelines as of the date of the Lease. If more than one restroom is required by code, they shall be located adjacent to one another. Hot water is not provided as a standard.

       (c) One (1) metal utility sink shall be provided in the warehouse. The location of the sink shall be on the warehouse/office partition, within ten (10) feet of the plumbing stack in the toilet rooms. Any location beyond the 10' is not considered a standard. The sink shall not be enclosed in a closet or a room.

       8. CABINETS, CABINETRY:

       (a) One (1) 2' x 4' lower "kitchen" cabinet with a fixed single shelf and laminated counter top shall be provided. The counter top shall include a 4" back splash, with mica selection from Building-standard. A single 12" x 18" stainless steel sink with cold water only shall be provided integral with the cabinet. The cabinet shall be located so that the plumbing wall shall be shared with the restroom(s). Hot water is not provided as a standard.

       9. LIGHTING:

       (a) Fluorescent light fixtures shall be 2' x 4' Lithonia 2SP-332-A 12/120V - GLR/ES with 3 lamps at 32 watts (3-F32) or equal, color white, with acrylic lens. One (1) fixture shall be provided for every 85 square feet of office space.

       (b) One light switch shall be provided for every 300 square feet of office space. Switches shall be Leviton Single Pole or equal commercial grade, 20 amps, color white.

       (c) Emergency/Exit shall be minimum per code for minimum required entrances only. Exit signs provided for entrances not required by code shall be at Tenant's expense.

       10. ELECTRICAL & COMMUNICATIONS:

       (a) One duplex electrical outlet shall be provided for every 125 square feet of office space. Outlets shall be Leviton Single Pole or equal commercial grade, 20 amps, color white.

       (b) One telephone wall outlet shall be provided for every 200 square feet of office space. Telephone outlet shall consist of a utility box with "pull string" only. Conduit shall extend 6" above acoustical ceiling. Telephone wiring and outlet wall plates shall be provided by Tenant at its expense.

       (c) A 4' x 4' telephone equipment "mounting board" painted the same color as the wall shall be provided with a single duplex outlet. If a dedicated circuit is required, it shall be at Tenant's expense.

       11. HVAC:

       (a) Only the office portion of the Premises shall be air conditioned, through Building-standard packaged roof top A/C units, approximately one (1) ton per 300 square feet of office space. Supply and return air grills shall be 2' x 2' lay in type Building-standard.

       12. EXTERIOR WINDOWS:

       (a) Exterior windows as shown on building plans are considered Building-standard. Any additional windows or doors added to Building are considered an expense to the Tenant, including but not limited to all window coverings, hardware, concrete, and landscaping.

                             RIDER NUMBER 1 TO LEASE


                               dated 8 April, 1999

                 between Gran Central Corporation, as Landlord,
                and AMERICAN AIRCARRIERS, INCORPORATED, as Tenant

                                 OPTION TO RENEW


       A. Landlord hereby grants Tenant the option to renew (the "Renewal Option") the initial Term (not to include, for purposes of this Rider only, any Renewal Term(s), as hereinafter defined) for TWO (2) additional term(s) of FIVE
(5) YEARS EACH (the "Renewal Term(s)"), commencing as of the date immediately following the expiration of the Term (or a Renewal Term, if applicable), such option to be subject to the covenants and conditions hereinafter set forth in this Rider. If Tenant duly exercises its right to a Renewal Term, Landlord may elect that Tenant shall execute a lease on Landlord's then-current lease form, to be applicable to the Renewal Term.

       B. Tenant shall give Landlord written notice (the "Renewal Notice") of Tenant's election to exercise its Renewal Option not later than one hundred eighty (180) days prior to the expiration of the then-current term of the Lease; provided that Tenant's failure to give the Renewal Notice by said date, whether due to Tenant's oversight or failure to cure any existing defaults or otherwise, shall render the Renewal Option null and void.

       C. Tenant shall not be permitted to exercise any Renewal Option at any time during which Tenant is in default under the Lease, subject to applicable notice and grace periods (if any). If Tenant fails to cure any default under the Lease prior to the commencement of the Renewal Term(s), subject to applicable notice and grace periods, the Renewal Term(s) shall be immediately canceled, unless Landlord elects to waive such default, and Tenant shall forthwith deliver possession of the Premises to Landlord as of the expiration or earlier termination of the then-current term of the Lease.

       D. Tenant shall be deemed to have accepted the Premises in "as-is" condition as of the commencement of the Renewal Term(s), subject to any other repair and maintenance obligations of Landlord under the Lease, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Premises or any portion of the Building as a result of Tenant's renewal of the Lease.

       E. The covenants and conditions of the Lease in force during the original Term, as the same may be modified from time to time, shall continue to be in effect during the Renewal Term(s), except as follows:

              (1) The "Commencement Date" for the purpose of the Lease shall be the first day of the Renewal Term(s).

              (2) The Minimum Rent for the Renewal Term(s) shall be an amount equal to the then Fair Market Rental Value of the Premises. "Fair Market Rental Value" of the Premises shall be an amount determined by Landlord on the basis of the then-prevailing market rental rate for industrial space comparable to the Premises as reflected in one or more leases executed by Landlord with new tenants of the Building within the twelve-month period immediately preceding comment cement of the Renewal Terms. If Landlord has not executed any lease with new tenants within said twelve-month period, the new prevailing market rental rate determination shall be based on new leases for premises comparable to the Premises herein, as executed within said twelve-month period by owners of other industrial building properties located in west Miami-Dade County, Florida. However, in no event shall Minimum Rent for any year of the Renewal Term be less than the amount of Minimum Rent for the immediately prior year.

              (3) Following expiration of the Renewal Term(s) as provided herein, Tenant shall have no further right to renew or extend the Lease.

       F. Tenant's option to renew the Lease shall not be transferable by Tenant, except in conjunction with a permissible Transfer in accordance with the applicable provisions of the Lease.

                     NOTICE REQUIRED BY CHAPTER 88-285, LAWS
                                   OF FLORIDA


       Chapter 88-285, Laws of Florida, requires the following notice to be provided with respect to the contract for sale and purchase of any building, or a rental agreement for any building:

       "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."


WITNESSES:                                     TENANT:

                                               AMERICAN AIRCARRIERS SUPPORT,
                                               INCORPORATED, a Delaware
                                               corporation



                                               By:/s/ Karl Brown
-----------------------------                     ------------------------------
Print Name:                                    Print Name:Karl Brown
           ------------------                             ----------------------
                                               Title:   CEO
-----------------------------                        ---------------------------
Print Name:                                    [corporate seal]
           ------------------

                           RECEIPT OF SIGNAGE CRITERIA


        Pursuant to that certain Lease entered into between the undersigned Tenant and Gran Central Corporation ("Landlord"), the undersigned, by its execution below, hereby acknowledges receipt of Landlord's signage criteria as such criteria exists on the date hereof.



WITNESSES:                                     TENANT:

                                               AMERICAN AIRCARRIERS SUPPORT,
                                               INCORPORATED, a Delaware
                                               corporation



                                               By:/s/ Karl Brown
-----------------------------                     ------------------------------
Print Name:                                    Print Name:Karl Brown
           ------------------                             ----------------------
                                               Title:   CEO
-----------------------------                        ---------------------------
Print Name:                                    [corporate seal]
           ------------------